EXHIBIT 24

POWER OF ATTORNEY

The undersigned, a director and/or officer of Cooper-Standard Holdings Inc., a Delaware corporation, hereby constitute and appoint Timothy W. Hefferon and Scott H. Finch, and each of them singly, the true and lawful attorney-in-fact of the undersigned to sign and execute on behalf and in the name of the undersigned in the capacity or capacities set forth below the Annual Report on Form 10-K of Cooper-Standard Holdings Inc. for the year ended December 31, 2005, and any and all amendments thereto, to be filed with the Securities and Exchange Commission; such Form 10-K and each such amendment to be in such form and to contain such terms and provisions as said attorney shall deem necessary or desirable.

IN WITNESS WHEREOF, each of the undersigned has duly executed this instrument as of the 31st day of March, 2006.

/s/ James S. McElya	/s/ Allen J. Campbell
James S. McElya	Allen J. Campbell
Chief Executive Officer and President (Principal Executive Officer) and Director	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ S.A. Johnson	/s/ Helen T. Yantz
S.A. Johnson	Helen T. Yantz
Non-Executive Chairman and Director	Vice President and Controller (Principal Accounting Officer)

/s/ John C. Kennedy	/s/ Michael F. Finley
John C. Kennedy Director	Michael F. Finley Director

/s/ Leo F. Mullin	/s/ Gerald J. Cardinale
Leo F. Mullin Director	Gerald J. Cardinale Director

/s/ Kenneth L. Way	/s/ Jack Daly
Kenneth L. Way Director	Jack Daly Director